UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SINORAMA CORPORATION

(Exact name of registrant as specified in its charter)

Florida (State of incorporation or organization)	81-3305510 (I.R.S. Employer Identification No.)

La Plaza Swatow, Office 518 P.O. Box 008, 998 Blvd. Saint-Laurent Montreal, QC H2Z 9Y9
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-214546

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par value $0.001 Title of Class

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The description of SINORAMA CORPORATION (the “Registrant”) common stock $0.001 par value (the “Common Stock”), required by this Item is contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-214546) initially filed with the Securities and Exchange Commission on November 10, 2016, as amended (the “Registration Statement”), under the caption “Description of Capital Stock,” and is incorporated herein by reference. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933 that constitutes a part of the Registration Statement shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

 The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description

3.1	Articles of Incorporation of Registrant (1)
3.2	Bylaws of the Registrant (1)

(1) Included as exhibits to our Registration Statement on Form S-1 filed with the SEC on November 10. 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SINORAMA CORPORATION

Date: January 25, 2017	By:	/s/ Qian Hong
Name: Qian Hong
Title: President